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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) DECEMBER 31, 1997


                              CROWN NORTHCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                      0-22936                 22-3172740
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(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)



                  1251 DUBLIN ROAD, COLUMBUS, OHIO        43215
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            (Address of Principal Executive Offices)    (Zip Code)


Registrant's telephone number, including area code      (614) 488-1169


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report.)
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ITEM 5.  OTHER EVENTS

         AMENDMENT TO STOCK PURCHASE AGREEMENT; CERTIFICATE OF DESIGNATION FOR
         ---------------------------------------------------------------------
         SERIES AA CONVERTIBLE PREFERRED STOCK
         -------------------------------------

         Crown NorthCorp, Inc. (the "Company") and Harbert Equity Fund I, L.L.C. (the "Harbert Fund") are parties to a certain Stock Purchase Agreement dated as of March 7, 1997 (the "SPA") which provides for the Harbert Fund to invest up to $5 million in the Company's Common Stock, par value $.01 per share (the "Common Stock"). The Harbert Fund invested $1 million in the Company on March 7 and additional sums in October and December 1997. On December 31, 1997, the Company and the Harbert Fund entered into Amendment No. 2 to the SPA (the "SPA Amendment") pursuant to which the Harbert Fund purchased one share of the Company's Series AA Convertible Preferred Stock, par value $.01 per share (the "Series AA Preferred") on the terms and conditions set forth in the SPA Amendment. A copy of the SPA Amendment is attached hereto as Exhibit 1 and incorporated by referenced herein, and the description of the SPA Amendment contained herein is qualified in its entirety by reference thereto. Pursuant to the SPA Amendment, on January 26, 1998, the Harbert Fund invested an additional $3,647,185.44 in the Company in exchange for one share of the Series AA Preferred. The Certificate of Designation for the Series AA Preferred is attached hereto as Exhibit 2 and incorporated by reference herein, and the description of the Certificate of Designation contained herein is qualified in its entirety by reference thereto.

         As is further described in the Certificate of Designation, the Series AA Preferred provides:

                  Liquidation Preference. In the event of a Liquidation (as defined therein), holders of the Series AA Preferred are entitled to a liquidation preference of $3,647,185.44, plus a 12% cumulative dividend thereon from January 26, 1998.

                  Dividends. The Series AA Preferred has a non-cumulative dividend of 5% simple interest per annum.

                  Conversion Rights. The holders of the Series AA Preferred have the option at any time to convert the one share of Series AA Preferred into 3,473,510 shares of the Common Stock. The Company has the option to convert the Series AA Preferred into 3,473,510 shares of the Common Stock upon the occurrence of both Trigger Events (as defined below).

                  Redemption Rights. The Company has the right, but not the obligation, to redeem the Series AA Preferred upon thirty days' written notice for a redemption price of $3,647,185.44, plus a 12% cumulative dividend thereon
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                  from January 26, 1998. Upon receipt of a redemption notice, the holders of the Series AA Preferred have the right, but not the obligation, to convert the Series AA Preferred to 3,473,510 shares of the Common Stock.

                  Trigger Events. The term "Trigger Events" means (i) the consummation of an initial public offering of the Crown Hybrid Mortgage REIT or the completion of another fund opportunity as contemplated by the SPA and (ii) the Company's average commercial loan origination volume for the then preceding three months equaling at least $16.7 million per month.

                  Voting Rights; failure of Trigger Events to occur. The Series AA Preferred shall generally not have any voting rights with respect to directors of the Company or other matters. If the Series AA Preferred is still outstanding on June 30, 1998 and both Trigger Events have not occurred, then the Harbert Fund shall have the right to designate a majority of the Company's Board of Directors. This right shall continue until both Trigger Events occur, provided the Harbert Fund continues to hold all of the Series AA Preferred. Under these circumstances, the Harbert Fund may be deemed to control the Company.

                  Dilution Protection. The Harbert Fund has customary dilution and price protection.

         Upon conversion of the Series AA Preferred, the Harbert Fund would be the largest holder of the Company's Common Stock.

         AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
         ------------------------------------------

         The Company and the Harbert Fund entered into a certain registration rights agreement dated as of March 7, 1997 with respect to the Common Stock the Harbert Fund acquires pursuant to the SPA. This agreement grants the Harbert Fund one demand registration and up to three incidental registrations. To cause this agreement to cover share of Common Stock issuable upon conversion of the Series AA Preferred, the Company and the Harbert Fund have entered into Amendment No. 1 to Registration Rights Agreement dated as of December 31, 1997, a copy of which is attached hereto as Exhibit 3 and incorporated by reference herein, and the description of said Amendment No. 1 set forth herein is qualified in its entirety by reference thereto.

         AMENDMENT TO VOTING AGREEMENT
         -----------------------------

         In conjunction with the execution of the SPA, the Harbert Fund, Ronald
         E. Roark and Tucker Holding Company, Ltd., an Ohio limited liability company ("Tucker") entered into a certain voting agreement dated as of March 7, 1997. Mr. Roark is the Company's Chairman and Chief Executive Officer. Tucker is currently the largest holder of the Company's Common Stock. Mr. Roark and Tucker are collectively referred to herein as the "Tucker Parties." This voting agreement provides that, for a
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         period of up to five years as set forth in the SPA, the Tucker Parties agree to vote their shares of the Common Stock for such nominees for election as a director of the Company as the Harbert Fund is entitled to designate for nomination. Similarly, the Harbert Fund agrees to vote all its shares of the Common Stock beneficially owned by it for the election of Mr. Roark as a director of the Company.

         The Harbert Fund and the Tucker Parties, in conjunction with the execution of the SPA Amendment, entered into Amendment No. 1 to Voting Agreement, a copy of which is attached hereto as Exhibit 4 and incorporated by reference herein, and the description thereof contained herein is qualified in its entirety by reference thereto. To facilitate the purposes and intends of the SPA Amendment, the Tucker Parties also entered into the SPA Amendment solely with respect to Section 5 thereto.

         As is further described therein, Amendment No. 1 to the Voting Agreement provides:

                  Vote for additional Harbert Fund nominees. If, pursuant to the SPA Amendment, the Harbert Fund comes to have the right on June 30, 1998 to designate for nomination a majority of Crown's Board of Directors until such time as both Trigger Events occur, then the Tucker Parties shall vote their shares of Common Stock in favor of those nominees.

                  Votes on matters presented to shareholders. If both Trigger Events do not occur on or before June 30, 1998 then, until such time as both Trigger Events occur (provided the Harbert Fund continues to hold the Series AA Preferred), the Tucker Parties shall vote their shares of Common Stock in the manner the Harbert Fund directs on any matter submitted to the shareholders of the Company.

                  Agreements relating to change of control; Permitted Control Person. Effective December 31, 1997 and continuing for so long as the Series AA Preferred is outstanding (provided the
                  Harbert Fund continues to hold the Series AA Preferred), the Tucker Parties agree to certain voting and disposition restrictions on the Common Stock they hold. First, the Tucker Parties will not vote the Common Stock they hold in favor of any transaction (or multiple related transactions) which, to the actual knowledge of the Tucker Parties, would result in any person who is not a Permitted Control Person (as hereinafter defined) acquiring control of the Company. Additionally, the Tucker Parties will not sell, assign or transfer the Common Stock they hold in any transaction (or multiple related transactions) which, to the actual knowledge of the Tucker Parties, would result in any person who is not a Permitted Control Person acquiring control of the Company. These voting and disposition restrictions are not applicable to the Tucker Parties, however, if, prior to or concurrently with the first such change-of-control transaction, the
                  Company, pursuant to the Certificate of Designations, either redeems the Series AA Preferred or calls the Series AA Preferred for redemption and the Series AA Preferred is converted to
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                  Common Stock during the applicable redemption period. The term
                  "Permitted Control Person" means any one of the following: the Harbert Fund or an affiliate thereof; each of the Tucker Parties and their affiliates; and any other person the Harbert Fund and the Tucker Parties jointly designate as Permitted Control Person.

         Under the terms of Amendment No. 1 to the Voting Agreement, the Harbert Fund may be deemed to control the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

         (a)      Financial Statements

                  None

         (b)      Pro Forma Financial Information

                  None

         (c)      Exhibits

         1. Amendment No. 2 to Stock Purchase Agreement dated as of January 26, 1998 to be effective as of December 31, 1997 between and among Harbert Equity Fund I, L.L.C., Crown NorthCorp, Inc. and , with respect to Section 5 thereto, Ronald E. Roark and Tucker Holding Company, Ltd.

         2. Certificate of Designation of Series AA Convertible Preferred Stock, par value $.01 per share, of Crown NorthCorp, Inc.

         3. Amendment No. 1 to Registration Rights Agreement, dated as of December 31, 1997, by and between Harbert Equity Fund I, L.L.C. and Crown NorthCorp, Inc.

         4. Amendment No. 1 to Voting Agreement, dated as of December 31, 1997, by and among Harbert Equity Fund I, L.L.C., Ronald E. Roark and Tucker Holding Company, Ltd.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CROWN NORTHCORP, INC.

                                            By: /s/ Stephen W. Brown
                                                -----------------------
                                                  Stephen W. Brown
                                                  Secretary

                                            Date: February 20, 1998
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                                INDEX TO EXHIBITS
                                -----------------

         1. Amendment No. 2 to Stock Purchase Agreement dated as of January 26, 1998 to be effective as of December 31, 1997 between and among Harbert Equity Fund I, L.L.C., Crown NorthCorp, Inc. and , with respect to Section 5 thereto, Ronald E. Roark and Tucker Holding Company, Ltd.

         2. Certificate of Designation of Series AA Convertible Preferred Stock, par value $.01 per share, of Crown NorthCorp, Inc.

         3. Amendment No. 1 to Registration Rights Agreement, dated as of December 31, 1997, by and between Harbert Equity Fund I, L.L.C. and Crown NorthCorp, Inc.

         4. Amendment No. 1 to Voting Agreement, dated as of December 31, 1997, by and among Harbert Equity Fund I, L.L.C., Ronald E. Roark and Tucker Holding Company, Ltd.